EVERY MEMBER’S VOTE IS IMPORTANT!

VOTE BY MAIL
Vote, sign and date this Proxy
Card and return in the
postage-paid envelope

VOTE IN PERSON
Attend the Special Meeting of the Member
1 Corporate Way
Lansing, MI 48951
on May 31, 2018

PROXY	JNL/PPM AMERICA STRATEGIC INCOME FUND, A SERIES OFJNL STRATEGIC INCOME FUND LLC	PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF MANAGERS
SPECIAL MEETING OF THE MEMBER – JUNE 25, 2018

The undersigned shareholder hereby appoints Susan S. Rhee and Kelly L. Crosser as proxies of the undersigned, with full power of substitution to each, and hereby authorizes each of them to represent the undersigned and to vote at the Special Meeting of the Member of JNL/PPM America Strategic Income Fund (the “Fund”), a series of JNL Strategic Income Fund LLC (the “Company”), to be held at 1 Corporate Way, Lansing, Michigan, 48951 on Monday, June 25, 2018 at 9:00 a.m. (Eastern time) (the “Meeting”) and at any and all adjournments or postponements thereof, all shares of the Fund which the undersigned would be entitled to vote if personally present, in accordance with the following instructions. The undersigned hereby revokes any and all proxies with respect to such shares previously given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement relating to the Meeting. This proxy may be revoked at any time prior to its exercise at the Meeting by execution of a subsequent proxy card, by written notice to the Fund, c/o Jackson National Life Insurance Company, 1 Corporate Way, Lansing, MI 48951, or by voting at the Meeting.

The shares represented by each properly executed proxy will be voted in the manner specified in such proxy.  If this proxy card is submitted with no direction, but is signed, dated, and returned, this proxy will be voted FOR the proposal specified on the reverse side. This proxy also grants discretionary power to vote upon such other business as may properly come before the meeting.

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it.  When shares are held jointly, each holder should sign.  When signing in a representative capacity, please give title.

Signature and Title, if applicable

Signature (if held jointly)

Date

PLEASE BE SURE TO SIGN AND DATE THIS PROXY AND MARK IT ON THE REVERSE SIDE

EVERY MEMBER’S VOTE IS IMPORTANT

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY.  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example:          ■

THE BOARD OF MANAGERS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

		FOR	AGAINST	ABSTAIN
1.
To approve the Plan of Reorganization, adopted by the Company’s Board of Managers, which provides for the reorganization of the JNL/PPM America Strategic Income Fund into the PPM Strategic Income Fund, a series of the PPM Funds.
		☐	☐	☐

2.	To transact such other business as may properly come before the Meeting or any adjourments thereof.

EVERY VOTE IS IMPORTANT!